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                                                                    EXHIBIT 4(b)


                       OFFICERS' CERTIFICATE ESTABLISHING
                             THE TERMS OF THE NOTES


         We, Edmund B. Cronin, Jr., a trustee and the President and Chief Executive Officer of Washington Real Estate Investment Trust (the "Trust"), and Larry E. Finger, Senior Vice President and Chief Financial Officer of the Trust, do hereby deliver this Certificate establishing the following terms of the Notes (defined below) pursuant to (i) resolutions adopted by the Board of Trustees of the Trust on July 24, 1996 and (ii) Section 301 of the Indenture, dated as of August 1, 1996, between the Trust and The First National Bank of Chicago, as Trustee (the "Indenture"), and do hereby certify that (terms used in this Certificate and not defined herein having the same definitions as in the Indenture):

                 (1) The Notes shall constitute two separate series of Securities having the titles 7 1/8% Senior Notes due August 13, 2003 (the "2003 Notes") and 7 1/4% Senior Notes due August 13, 2006 (the "2006 Notes," and together with the 2003 Notes, the "Notes").

                 (2) The aggregate principal amount of the 2003 Notes and the 2006 Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1107 or 1305 of the Indenture) shall be $50,000,000 and $50,000,000, respectively.

                 (3) The 2003 Notes will mature on August 13, 2003, and the 2006 Notes will mature on August 13, 2006, subject to prior redemption at the option of the Trust as described in paragraph (9).

                 (4) The rate at which the 2003 Notes shall bear interest shall be 7 1/8% per annum, and the rate at which the 2006 Notes shall bear interest shall be 7 1/4% per annum. The date from which such interest shall accrue shall be August 13, 1996; the Interest Payment Dates on which such interest will be payable shall be February 13 and August 13 in each year, beginning February 13, 1997; the Regular Record Dates for the interest payable on the Notes on any Interest Payment Date shall be 15 calendar days prior to the related Interest Payment Date regardless of whether such day is a Business Day and the basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

                 (5) The Notes will be issuable in denominations of $1,000 and integral multiples thereof.

                 (6) The place where the principal of (and Make-Whole Amount, if any) and interest on the Notes shall be payable and the Notes may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Trust in respect of
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         the Notes and the Indenture may be served shall be the Corporate Trust
         Office at the Office of the Trustee at 14 Wall Street, Eighth Floor - Window 2, New York, New York 10005.

                 (7) The entire outstanding principal amount of the 2003 Notes (and Make-Whole Amount; if any) shall be payable upon declaration of acceleration of the maturity thereof pursuant to
         Section 502 of the Indenture, and the entire outstanding principal amount of the 2006 Notes (and Make-Whole Amount; if any) shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 502 of the Indenture.

                 (8) Payment of the principal of (and Make-Whole Amount, if any) and interest on the Notes shall be payable in Dollars and the Notes shall be denominated in Dollars.

                 (9) The 2003 Notes and/or the 2006 Notes shall be redeemable at any time at the Option of the Trust, in whole or in part, at a Redemption Price, payable in Dollars, equal to the sum of
         (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such Notes.

                 "Make-Whole Amount" shall be, in connection with any optional redemption or accelerated payment of any 2003 Notes or 2006 Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the applicable Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes of such series being redeemed or paid.

                 "Reinvestment Rate" shall be (i) with respect to the 2003 Notes, .15%, and (ii) with respect to the 2006 Notes, .25%, plus, in each case, the arithmetic mean of the yields under the respective heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal of the series of Notes being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.





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         For the purposes of calculating the Reinvestment Rate, the most recent
         Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

                 "Statistical Release" shall be the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Trust.

                 (10) The Trust shall not be obligated to redeem, repay or purchase Notes pursuant to any sinking fund or analogous provision or at the option of a Holder thereof.

                 (11) The Holders of the Notes shall have no special rights in addition to those provided in the Indenture upon the occurrence of any particular events.

                 (12) Other than as set forth herein, there shall be no deletions from, modifications of or additions to the Events of Default or additional covenants of the Trust with respect to the Notes set forth in the Indenture.

                 (13) Each series of Notes will be represented by a single global security (each, a "Global Security") registered in the name of the Depository Trust Company ("DTC") or its nominee. DTC or its nominee will credit, on its book-entry registration and transfer system, the respective amounts of Notes represented by the Global Security. Ownership of beneficial interests in the Global Security will be limited to institutions that have accounts with DTC or its nominee ("Participants") and to persons that may hold interests through Participants. Beneficial owners of interests in either Global Security may exchange such interests for Notes of like tenor of any authorized form and denomination only in the manner provided in
         Section 305 of the Indenture. DTC shall be the depositary of the Global Securities. The forms of such Global Securities, attached hereto as Exhibit A-1 and A-2, are hereby approved.

                 (14)     The Notes shall not be issuable as Bearer Securities.

                 (15) Interest on any Note shall be payable only to the Person in whose name that Note (or one or more Predecessor Securities thereof) is registered at the close of business on the Regular Record Date for such interest.

                 (16) Sections 1402 and 1403 of the Indenture shall be applicable to the Notes.

                 (17) The Notes shall not be issuable in definitive form except under the circumstances described in Section 305 of the Indenture.





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                 (18)     The Trust shall not pay Additional Amounts as
         contemplated by Section 1011 of the Indenture on the Notes.

                 (19) The Trust shall have no obligation to permit the conversion of the Notes into Common Shares or Preferred Shares of the Trust.


                                           /s/ Edmund B. Cronin, Jr.
                                           ------------------------------------
                                           Edmund B. Cronin, Jr.
                                           Trustee, President and Chief
                                           Executive Officer


                                           /s/ Larry E. Finger
                                           ------------------------------------
                                           Larry E. Finger
                                           Senior Vice President and
                                           Chief Financial Officer


Date:  August 8, 1996





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